# Q2 Fiscal 2021 | Financial Results

**Lee D. Rudow**
President and CEO

**Michael J. Tschiderer**
Chief Financial Officer

TRANSCAT®
Trust in every measure

# Safe Harbor Statement

*This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "aims" and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. ("Transcat" or the "Company") expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the impact of and the Company's response to the COVID-19 pandemic, the commercialization of software products, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this presentation, whether as the result of new information, future events or otherwise.*

*This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.*

TRANSCAT Trust in every measure

# Q2 FY21 Execution

**Consolidated Results**

Revenue of $41.6M

Gross margin expanded 260 bps to 27.6% on revenue similar to prior year Q2

Exceeded expectations: generated $3.1M of operating income

Achieved net income of $2.0M or $0.27 per diluted share

Generated $8.5M in cash from operations in Q2

**Service Segment**

All 42 labs remained open to meet the demands of our customers

46 straight quarters of YoY revenue growth; Revenue +4.5% despite COVID-19

Enhanced margin profile:

- Gross Margin +660 bps to 32.2% *(second highest quarterly level)*
- Operating Margin +430 bps to 12.1%

**Distribution Segment**

Encouraging trends, though still impacted by COVID-19
(sales down 7% YoY, up 7% sequentially)

Reduced demand from oil and gas related industries and many manufacturing sectors

Rental revenue rebounded from first quarter

# Revenue

*($ in millions)*

## Q2 Service Segment


$23.5
$24.6
Q2 2020
Q2 2021

## Consolidated – Annual


$143.9
$71.1
$72.8
$155.1
$77.4
$77.7
$160.9
$84.0
$76.9
$173.1
$93.0
$80.1
$169.5
$94.6
$74.9
FY 2017
FY 2018
FY 2019
FY 2020
Q2 FY21 TTM
Service
Distribution

## Q2 Distribution Segment


$18.3
$17.1
Q2 2020
Q2 2021

Service segment:

- Life Science sector growth and $1.2M incremental revenue from pipettes.com
- *Revenue growth for 46th straight quarter*

Rental revenue up 1.2% versus prior-year period and 32% sequentially

*All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.*

TRANSCAT Trust in every measure

# Operating Income

*($ in millions)*

## Q2 Service Segment


$1.8
7.8%
$3.0
12.1%
Q2 2020
Q2 2021

## Q2 Distribution Segment


$1.2
6.7%
$0.1
0.6%
Q2 2020
Q2 2021

## Consolidated – Annual


$7.9
$4.8
$3.2
$9.0
$5.2
$3.9
$10.2
$5.2
$5.0
$10.8
$5.7
$5.2
$9.9
$7.2
$2.7
FY 2017
FY 2018
FY 2019
FY 2020
Q2 FY21 TTM
Service
Distribution

Significant Service margin expansion drove solid consolidated results

Distribution impacts: lower volumes, unfavorable mix and reduced vendor co-operative advertising and rebate programs but top line improvement over Q1 FY21

Operating expenses increased $1.0M due to planned investments in technology and incremental pipettes.com expenses

*All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.*

TRANSCAT Trust in every measure

# Net Income & Diluted EPS

*($ in millions, except EPS)*



Annual
$4.5
$5.9
$7.1
$8.1
$6.8
$0.64
$0.81
$0.95
$1.08
$0.90
FY 2017
FY 2018
FY 2019
FY 2020
Q2 FY21 TTM
Diluted EPS
Quarterly
$2.4
$2.0
$0.32
$0.27
Q2 2020
Q2 2021

Last fiscal year's second quarter benefited from a lower tax rate due to increased discrete income tax benefits related to stock-based awards in that quarter

Full fiscal 2021 tax rate expectation: adjusted to range between 22% and 23% from previously provided range of 20% to 21%*

** FY 2021 tax rate expectations provided as of October 27, 2020 (includes Federal, various state, and Canadian income taxes and increased discrete tax accounting windfall associated with stock-based payment and stock option activity)*

# Adjusted EBITDA* and Margin

*($ in millions)*

## Q2 Service Segment


$3.1
13.2%
Q2 2020
$4.5
18.2%
Q2 2021

## Consolidated – Annual


$14.5
$9.6
$4.9
FY 2017
$16.4
$10.2
$6.2
FY 2018
$17.8
$10.6
$7.2
FY 2019
$18.4
$11.1
$7.4
FY 2020
$18.4
$13.1
$5.2
Q2 FY21 TTM
Service
Distribution

## Q2 Distribution Segment


$1.7
9.2%
Q2 2020
$0.7
4.4%
Q2 2021

Continued to generate cash in this challenging environment

Service segment performance validates strategy

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.*

# Flexible Balance Sheet Supports Growth Strategy

*($ in millions)*

| CAPITALIZATION | | |
|---|---|---|
| *Note: Components may not add to totals due to rounding* | Sept 26, 2020 | March 28, 2020 |
| Cash and cash equivalents | $ 1.0 | $ 0.5 |
| Total debt | 22.7 | 30.3 |
| **Total net debt** | **21.7** | **29.8** |
| Shareholders' equity | 70.1 | 67.1 |
| **Total capitalization** | **$ 92.8** | **$ 97.5** |
| Debt/total capitalization | 24.5% | 31.1% |
| Net debt/net total capitalization | 23.6% | 30.8% |

No current or expected liquidity issues

$28.9M available from credit facility at quarter-end

Paid down $5.8M of debt in Q2 and $7.6M YTD

1.19x leverage ratio at quarter-end
*(Total debt to TTM Adjusted EBITDA*)*

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

# Strong Cash Generation

*($ in millions)*

| *Note: Components may not add to totals due to rounding* | Three Months Ended | |
|---|---|---|
| | Sept 26, 2020 | Sept 28, 2019 |
| Net cash provided by operations | $ 8.5 | $ 2.0 |
| Capital expenditures (CapEx) | (1.9) | (2.6) |
| **Operating free cash flow (FCF)**** | **$ 6.6** | **$ (0.6)** |

$24.7M in working capital at end of Q2 FY21

Accounts receivable decreased $3.3M in Q2 FY21

Capital investments primarily focused on technology, Service segment capabilities and rental pool assets

*Focused capital plan:* Anticipated CapEx range for FY21 of $5.5 million to $6.5 million, inclusive of expected maintenance at $1.0 to $1.5 million*

** FY 2021 CapEx expectation provided on October 27, 2020*

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

# Outlook*

### *Q3 FY 2021 Expectations*

***Service:*** Expect revenue to grow modestly versus last fiscal year's third quarter, with solid improved gross margin versus prior year Q3

***Distribution:*** Expect sales to continue to be negatively impacted by the current COVID-19 economic environment

***Consolidated:*** Expect Operating Income in Q3 FY21 to be similar to what was delivered in Q3 FY20

### *Mid to Long Term Outlook*

- Believe we are in strong position to navigate this challenging environment
- Believe highly-regulated Life Science and other critical industries will continue to provide a degree of resilience; good sales pipeline, especially in Life Science
- Expect to continue to make incremental technology investments in line with our strategic plan
- Expect increased level of acquisition opportunities; Acquisitions remain a key element of strategic growth plan

** Outlook provided as of October 27, 2020*

# Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* ***13710941***
- Telephone replay available through **Wednesday, November 4, 2020**
- Webcast / Presentation / Replay available at http://www.transcat.com/investor-relations/
- Transcript, when available, at http://www.transcat.com/investor-relations/

# Supplemental Information

TRANSCAT®
Trust in every measure

# Adjusted EBITDA Reconciliation

*($ in thousands)*

| | FY 2017 | FY 2018 | FY 2019 | FY 2020 | Q2 FY21 TTM |
|---|---|---|---|---|---|
| Net Income | $ 4,522 | $ 5,922 | $ 7,145 | $ 8,067 | $ 6,792 |
| + Interest Expense | 719 | 1,018 | 903 | 934 | 904 |
| + Other Expense / (Income) | 51 | 60 | 91 | 186 | 194 |
| + Tax Provision | 2,642 | 2,026 | 2,090 | 1,663 | 1,985 |
| Operating Income | $ 7,934 | $ 9,026 | $ 10,229 | $ 10,850 | $ 9,875 |
| + Depreciation & Amortization | 6,184 | 5,991 | 6,361 | 6,658 | 7,090 |
| + Restructuring Expense | - | - | - | - | 360 |
| + Other (Expense) / Income | (51) | (60) | (91) | 15 | (194) |
| + Noncash Stock Compensation | 453 | 1,411 | 1,327 | 884 | 1,257 |
| **Adjusted EBITDA** | **$ 14,520** | **$ 16,368** | **$ 17,826** | **$ 18,407** | **$ 18,388** |

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

# Segment Adjusted EBITDA Reconciliation

*($ in thousands)*

| | FY 2017 | FY 2018 | FY 2019 | FY 2020 | Q2 FY21 TTM |
|---|---|---|---|---|---|
| Service Operating Income | $ 4,769 | $ 5,158 | $ 5,202 | $ 5,672 | $ 7,203 |
| +Depreciation & Amortization | 4,660 | 4,397 | 4,754 | 4,929 | 5,216 |
| +Restructuring Expense | - | - | - | - | 193 |
| +Other (Expense) / Income | (55) | (61) | (69) | (20) | (131) |
| +Noncash Stock Compensation | 217 | 706 | 702 | 470 | 660 |
| Service Adjusted EBITDA | $ 9,591 | $ 10,200 | $ 10,589 | $ 11,051 | $ 13,141 |
| | | | | | |
| Distribution Operating Income | $ 3,165 | $ 3,868 | $ 5,027 | $ 5,178 | $ 2,672 |
| +Depreciation & Amortization | 1,524 | 1,594 | 1,607 | 1,729 | 1,874 |
| +Restructuring Expense | - | - | - | - | 167 |
| +Other (Expense) / Income | 4 | 1 | (22) | 35 | (63) |
| +Noncash Stock Compensation | 236 | 705 | 625 | 414 | 597 |
| Distribution Adjusted EBITDA | $ 4,929 | $ 6,168 | $ 7,237 | $ 7,356 | $ 5,247 |
| | | | | | |
| Service | $ 9,591 | $ 10,200 | $ 10,589 | $ 11,051 | $ 13,141 |
| Distribution | 4,929 | 6,168 | 7,237 | $ 7,356 | $ 5,247 |
| **Total Adjusted EBITDA** | **$ 14,520** | **$ 16,368** | **$ 17,826** | **$ 18,407** | **$ 18,388** |

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.